                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                           ______________________


                                  FORM 8-K


                                CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           ______________________


         Date of Report (Date of earliest event reported): MAY 31, 1996


                                  CHATTEM, INC.
                 -----------------------------------------------------
                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         TENNESSEE                 0-5905                 62-0156300
      -----------------      --------------------        --------------------
         (STATE OF           (COMMISSION FILE NO.)        (IRS EMPLOYER
         INCORPORATION)                                   IDENTIFICATION NO.)


                1715 WEST 38TH STREET, CHATTANOOGA, TENNESSEE 37409
                ---------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (615) 821-4571
                ----------------------------------------------------
                (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)






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ITEM 5.  OTHER EVENTS.
- -------  -------------

              Chattem, Inc. (the "Company") has adjusted the exercise price of its outstanding warrants from the original price of $7.15 per share to $6.79 per share. The adjustment is required under the terms of the Company's Warrant Agreement dated June 10, 1994 with the warrant agent, SouthTrust Bank of Alabama, National Association, as a result of the sale of equity to investors to facilitate the previously announced acquisition of Gold Bond-Registered Trademark-, the issuance of shares to the seller in payment of a part of the purchase price in the Gold Bond acquisition and the issuance of options to acquire the Company's common stock under employee stock option plans. The warrants were issued in connection with the sale of the Company's 12.75% Senior Subordinated Notes due 2004 and, if fully exercised before expiration in June, 1999, will enable the holders to acquire up to a total of 417,182 shares of the Company's common stock at the exercise price.






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                                   SIGNATURES
                                   ----------

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 1, 1996                           CHATTEM, INC.

                                           By: /s/ ROBERT E. BOSWORTH
                                              --------------------------------
                                              Robert E. Bosworth,
                                              Executive Vice President
                                              and Chief Financial Officer






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